UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2021

UNITED STATES ANTIMONY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Montana	001-08675	81-0305822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Cox Gulch, P.O. Box 643 Thompson Falls, Montana	59873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 406-827-3523

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	UAMY	NYSE American

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 18, 2021, United States Antimony Corporation (the “Company”) received a letter from NYSE Regulation (“NYSE Regulation”, and such letter, the “Letter”), which Letter serves as a Warning Letter as provided under Section 1009(a)(i) of the NYSE American Company Guide (the “Company Guide”). The basis for the Letter is that the Company sold shares of its common stock in a manner that violated Sections 301 and 713 of the Company Guide. Trading in the Company’s common stock has been halted since before the opening of trading on Wednesday, February 17, 2021, as NYSE Regulation has assessed these rule violations.

The violations relate to two non-underwritten transactions involving the sale of an aggregate of 26,290,000 shares of common stock at a discount to the market price at the time of each transaction, with the first transaction, which closed on February 3, 2021, involving the sale of 15,300,000 shares of common stock at a purchase price of $0.70 per share, and with the second transaction, which closed on February 16, 2021, involving the sale of 10,990,000 shares of common stock at a purchase price of $1.30 per share. In light of the very close proximity in time of the two transactions and the fact that both transactions involved substantially the same group of purchasers, NYSE Regulation determined that these issuances should be aggregated for purposes of Section 713 of the Company Guide. Together, the two transactions covered approximately 34.4% of the common stock outstanding.

Section 301 of the Company Guide states that a listed company is not permitted to issue, or to authorize its transfer agent or registrar to issue or register, additional securities of a listed class until it has filed an application for the listing of such additional securities and received notification from the NYSE American that the securities have been approved for listing. Section 713 of the Company Guide requires shareholder approval when additional shares to be issued in connection with a transaction involve the sale, issuance, or potential issuance of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock.

As stated in the Letter, the Company failed to submit a completed listing application in advance of the February 16, 2021 transaction to obtain advance approval as required by Section 301 of the Company Guide and also did not obtain shareholder approval for the aggregate issuance of 26,290,000 shares that exceeded 20% of the common stock of the Company outstanding as required by Section 713 of the Company Guide. NYSE Regulation noted in the Letter that, after it became aware that the Company had entered into a purchase agreement in relation to the second transaction, NYSE Regulation informed representatives of the Company that it would be a violation of the applicable NYSE American rules for the Company to close the second transaction without first obtaining shareholder approval. Notwithstanding this clear guidance from NYSE Regulation, the Company went ahead with closing the transaction without notifying the Exchange.

The Company has been advised by NYSE Regulation that the Company’s common stock will resume trading on the NYSE American following the filing of this Current Report on Form 8-K and the issuance of the press release referenced in Item 8.01 below.

The Company has been advised by NYSE Regulation that following the filing of this Current Report on Form 8-K and the issuance of the press release referenced in Item 8.01 below, this matter is resolved.

A copy of the Letter is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01 Other Events

 On February 18, 2021, the Company issued a press release disclosing the receipt of the Letter, as required by Sections 401(j) and 1009(j) of the Company Guide. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Letter dated February 18, 2021 from NYSE Regulation to United States Antimony Corp.
99.2	Press release of United States Antimony Corporation dated February 18, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

By:	/s/ John C. Gustavsen
Name:	John C. Gustavsen
Title:	Interim Chief Executive Officer

Date:	February 18, 2021